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                                                                    EXHIBIT 3.15


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

               MIAMI INTERNATIONAL CONTAINER FREIGHT STATION, INC.

         The Articles of Incorporation of Miami International Container Freight Station, Inc. originally filed with the Secretary of the State of Florida on June 14, 1985, are amended and restated to read as follows:

                                 ARTICLE I. NAME

         The Name of the corporation is Miami International Container Freight Station, Inc.

                      ARTICLE II. COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence on the date of filing of these Articles of Incorporation.

                              ARTICLE III. PURPOSE

         The purpose for which the corporation is organized is to engage in every aspect and phase of the business of a container freight station, and to engage in every aspect and phase of related businesses.

                          ARTICLE IV. AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 7,500 shares of common stock having a par value of $1.00 per share. The consideration to be paid for each share shall be fixed by the board of directors and may be




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paid in whole or in part in cash or other property, tangible or intangible, or in labor or services actually performed for the corporation, with a value, in the judgment of the directors, equivalent to or greater than the full par value of the shares.

                 ARTICLE V. INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 6485 N.W. 20th Street, Miami, Florida 33122, and the name of the corporation's initial registered agent at that address is Susanne Fontana.

                     ARTICLE VI. INITIAL BOARD OF DIRECTORS

         The corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws but shall never be less than one. The names and street addresses of the initial directors are:

         Name                                Address

         Susanne Fontana                     2335 Northwest 107th Avenue
                                             Miami, Florida 33172

         Claude Bijaoui                      191 N.E. 18th Avenue
                                             North Miami Beach, Florida 33179

                            ARTICLE VII. INCORPORATOR

         The name and street address of the incorporator are:

         Name                                Address

         Multi-Tronics Systems               2335 Northwest 107th Avenue
         Engineering, Inc.                   Miami, Florida 33172
         a Florida corporation



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The incorporator of the corporation assigns to this corporation its rights under
Section 607.161, Florida Statues, to constitute a corporation, and it assigns to those persons designated by the board of directors any rights it may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

                              ARTICLE VIII. BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                             ARTICLE IX. AMENDMENTS

         The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation. These Articles may be amended prior to the issuance of shares of the corporation by the unanimous approval or consent of the board of directors. Thereafter, every amendment shall be approved by the board of directors, proposed by them to the shareholders, and approved at a shareholders' meeting by the holders of a majority of the shares entitled to vote on the matter or in such other manner as may be provided by law.

         The foregoing Amended and Restated Articles of Incorporation were adopted by written statement of the Incorporator of Miami International Container Freight Station, Inc. dated 8-23, 1985, prior to the issuance of shares pursuant to Section 607.187(2) of the Florida Statutes.



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         IN WITNESS WHEREOF, the undersigned Incorporator has executed these
Amended and Restated Articles of Incorporation this 23rd day of August, 1985.

                                        MULTI-TRONICS SYSTEMS ENGINEERING, INC.
                                        a Florida corporation, Incorporator


                                        By: /s/ Susanne Fontana
                                           ------------------------------------
                                            Susanne Fontana, President




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STATE OF FLORIDA

COUNTY OF DADE

         The foregoing instrument was acknowledged before me this 23rd day of August, 1985, by Susanne Fontana, President of Multi-Tronics Systems Engineering, Inc., a Florida corporation, Incorporator.

                                        /s/ Notary Public
                                        ----------------------------------------
                                        Notary Public, State of Florida at Large

(Affix notarial seal)                   My commission expires:






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                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                          MIAMI INTERNATIONAL CONTAINER
                              FREIGHT STATION, INC.
                              a Florida corporation

         Article I of the Articles of Incorporation of Miami International Container Freight Station, Inc., a Florida corporation, hereinafter referred to as the "Corporation," is amended as follows:

                                ARTICLE I. NAME.

         The name of the corporation is Miami International Airport Cargo Facilities & Services, Inc.

         The foregoing Amendment to the Articles of Incorporation of the Corporation was duly adopted and approved by means of a unanimous written consent of the shareholders and directors of the Corporation dated April 20, 1987, pursuant to Section 607.181(3) of the Florida Statutes.

         IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed these Articles of Amendment this 20th day of April, 1987.

                              MIAMI INTERNATIONAL CONTAINER
                              FREIGHT STATION, INC.,
                              a Florida corporation
Attest:

/s/ Susanne Fontana            By: /s/ Claude Bijaoui
---------------------------      -----------------------------------
Susanne Fontana, Secretary        Claude Bijaoui, President





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STATE OF FLORIDA                    )
                                    )  Section:
COUNTY OF DADE                      )

         BEFORE ME, a Notary Public authorized to administer oaths and take acknowledgments in the State and County set forth above, personally appeared Claude Bijaoui known to me and known by me to be the person who executed the foregoing Amendments to the Articles of Incorporation as President of Miami International Container Freight Station, Inc., a Florida corporation, and he acknowledged before me that he executed the Articles of Amendment as President of said Corporation and that the seal affixed to the foregoing Articles of Amendment is the official seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State and County aforesaid this 20th day of April, 1987.

                                                 /s/ Notary Public
                                                 -------------------------------
                                                 Notary Public
                                                 State of Florida at Large
My Commission Expires:





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                          UNANIMOUS WRITTEN CONSENT OF
                           SHAREHOLDER AND DIRECTOR OF
          MIAMI INTERNATIONAL AIRPORT CARGO FACILITIES & SERVICES, INC.
                              a Florida corporation
                       IN LIEU OF AN ANNUAL JOINT MEETING

         The undersigned, constituting the sole shareholder and sole director of MIAMI INTERNATIONAL AIRPORT CARGO FACILITIES & SERVICES, INC., a Florida corporation, hereinafter referred to as the "Corporation," consents to the corporate actions specified below and adopts the following resolutions by written consent, pursuant to the terms of Section 607.394 and 607.134 of the Florida Statutes:

         RESOLVED, that the following individual is elected to serve as sole member of the board of directors of the Corporation until the next annual meeting of the sole shareholder or until his successors are duly elected, qualified and seated:

                                 Claude Bijaoui

         RESOLVED, that the following individuals are elected to serve in the offices set forth opposite their respective names until the next annual meeting of the sole director or until their successors are duly elected, qualified and seated:

                Claude Bijaoui             President/Secretary/Treasurer

                Annick Lint                Executive Vice President



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         IN WITNESS WHEREOF, the undersigned sole shareholder and sole director has executed this Consent this 17th day of August, 1988.

                                        SOLE SHAREHOLDER:

                                        AIR TRANSPORT SERVICES, INC.
                                        a Florida corporation

                                        By: /s/ Claude Bijaoui
                                           -----------------------------------
                                           Claude Bijaoui, President

                                        SOLE DIRECTOR:

                                        /s/ Claude Bijaoui
                                        --------------------------------------
                                        Claude Bijaoui


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